Principal®

☐ **Principal Life Insurance Company**
☐ **Principal National Life Insurance Company**
Members of Principal Financial Group®

P.O. Box 10431
Des Moines, IA 50306-0431

Guaranteed/Simplified Issue Individual Life Insurance Application

Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as "the Company".

Note: Complete Part A for Guaranteed Issue. Complete Part A and B for Simplified Issue. Part C must always be completed.

PART A

1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

Name (First, Middle, Last)	Gender ☐ Male ☐ Female	Date of Birth / /	
Primary Residence Street Address	Taxpayer Identification Number	Birthplace (State, or Country if not U.S.)	
City, State, Zip Code	Driver's License Number		State Issued
Phone Number ☐ Cell ☐ Other ( )	Occupation		Annual Salary $
Email Address	Workplace Zip Code		

2. POLICY INFORMATION

Product ______________ **Face Amount $** ___________ **Policy Planned Premium $** ___________

Definition of Life Insurance **(excluding riders)**

☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option

☐ Option 1 – Level Face Amount ☐ Option 2 – Face Amount + Accumulated/Policy Value

☐ Option 3 – Face Amount + Premiums Paid *(Less partial surrenders)*

Optional Benefit Riders *(May not be available on all Products)*

☐ Extended No Lapse Guarantee ☐ Salary Increase Rider $ ___________

☐ Supplemental Benefit Rider $ ___________ ☐ Surrender Value Enhancement Rider (SVER)

☐ Other Rider ______________

Premium Payment Information

☐ List Bill *(Submit Consolidated Premium Statement Agreement)* ☐ No Bill *(Excess/Deferred Comp Plan Only)*

☐ Direct Bill *(One bill per policy)* ☐ Monthly *(EFT/Payment Authorization – One per policy)* ☐ Single Pay

Payor: Is someone other than the Proposed Insured or Owner going to be paying the premiums? If yes, please provide:

Name and Address ______________

Date of Birth ______________ Tax ID Number ______________

Premium Frequency *(Only available if List Bill or Direct Bill)*

☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly *(Not available for Direct Bill)*

3. OWNERSHIP INFORMATION *(complete if different than the Proposed Insured)*

Owner Name (If Trust, provide name of Trust*)	Relationship to Proposed Insured
Primary Residence Street Address	Taxpayer Identification Number
City, State, Zip Code	Date of Birth (If Trust, provide date of Trust*)
Email Address	
Joint Owner Name	Relationship to Proposed Insured
Primary Residence Street Address	Taxpayer Identification Number
City, State, Zip Code	Date of Birth
Email Address	
Contingent Owner Name	Relationship to Proposed Insured
*** Submit copy of Trust with this application.**	

ICC17 AA 648 N-3 (03/17) Page 1

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name ______

4. BENEFICIARY INFORMATION

The requested personal information will help the Company locate your beneficiary(ies) at the time of a death claim.

Primary Beneficiary	SSN/TIN	Relationship to Proposed Insured
Address *(Street, City, State, Zip)*		
Primary Beneficiary	SSN/TIN	Relationship to Proposed Insured
Address *(Street, City, State, Zip)*		
Contingent Beneficiary	SSN/TIN	Relationship to Proposed Insured
Address *(Street, City, State, Zip)*		
Contingent Beneficiary	SSN/TIN	Relationship to Proposed Insured
Address *(Street, City, State, Zip)*		

5. OWNER – EXISTING AND PENDING COVERAGE

(1) Does the Owner have any existing or pending life insurance policies and/or annuity contracts?... ☐ Yes ☐ No

If Yes, complete information below for each existing policy or contract or pending application(s).

(2) Will the insurance applied for with this application replace (including definitions outlined below*) or affect any of the Owner's other life insurance policies and/or annuity contracts (including pending coverage provided with a binding receipt)? .... ☐ Yes ☐ No

*The Owner is considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer or otherwise terminating the existing policy or contract, or is considering using funds from the existing policies or contracts to pay premiums due on the new policy or contract.

If Yes to the above questions, submit state appropriate replacement form(s).

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount $	Issue Date
Insured Name	Owner Name		
Policy/Contract Type ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

ICC17 AA 648 N-3 (03/17) Page 2

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name ______________________________

6. PROPOSED INSURED – EXISTING AND PENDING COVERAGE *(complete if different than Owner)*

Provide information for each existing or pending policy on the Proposed Insured with all companies, including any policy that has been sold, assigned or settled to, or with a settlement or viatical company or any other person or entity. ***Do not include informal inquiries.***

☐ Check this box if **'None'**

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

Insurance Company	Policy/Contract Number	Face Amount	Issue Date
		$	
Policy/Contract Type: ☐ Annuity ☐ Fixed Life ☐ Variable Life ☐ Endowment	Coverage Type: ☐ Personal ☐ Business ☐ Group		
Is this a 1035 Exchange? ☐ Yes ☐ No	Is Coverage Pending? ☐ Yes ☐ No	Has Money Been Submitted? ☐ Yes ☐ No	

7. REPRESENTATIONS

(a) Will the premiums, now or in the future, be funded by a loan or other means from another entity other than the Applicant/Owner or Employer? ☐ Yes ☐ No

If Yes, please explain ______________________________

(b) Has the Applicant/Owner or Employer been involved in any communication about the possible sale or assignment of all or a portion of the policies applied for under this application? ☐ Yes ☐ No

If Yes, please explain ______________________________

8. ACTIVELY AT WORK

(a) Date of Hire _____ / _____ / ______
(mm) (dd) (yyyy)

(b) Are you actively at work full time (30 hours or more per week) at your usual place of business and have not missed more than five consecutive days in the past 90 days because of medical reasons such as illness or injury? ☐ Yes ☐ No

If No, please explain ______________________________

9. TOBACCO USE

Within the past 12 months, have you used cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum/patch or other products containing nicotine? ☐ Yes ☐ No

If Yes, provide type(s) of tobacco, date last used and amount per day ______________________________

ICC17 AA 648 N-3 (03/17) Page 3

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name IF SIMPLIFIED ISSUE, COMPLETE PART B AND PROCEED TO PART C IF GUARANTEED ISSUE, STOP HERE AND PROCEED TO PART C PART B MEDICAL HISTORY/HEALTH HABITS (Provide details to Yes answers, questions 1-6 below) 1. In the last ten years, have you been treated for or been diagnosed by a member of the medical profession as having: a. chest pain, heart attack, stroke, or any other disease or disorder of the heart or blood vessels? Yes No b. cancer or a tumor, cyst or growth? ............................................................................................. Yes No c. hepatitis, cirrhosis, or any other disease or disorder of the liver, pancreas or digestive tract? .. Yes No d. emphysema, sleep apnea or any other disease or disorder of the lungs or respiratory system? Yes No e. diabetes, borderline diabetes, or any other disease or disorder of the glandular system? ........ Yes No 2. In the last ten years, have you been diagnosed by a member of the medical profession or tested positive for Human Immunodeficiency Virus (AIDS virus) or Acquired Immunodeficiency Syndrome (AIDS)? ........................................................................................................................... Yes No 3. In the last five years, have you been hospitalized, or have you consulted or been treated by a member of the medical profession for any illness or injury not provided in response to a previous question? ......................................................................................................................................... Yes No 4. In the last five years, have you been convicted of or plead guilty to driving under the influence of drugs or alcohol or had your driver’s license suspended or revoked? ............................................ Yes No 5. In the last ten years, have you been advised by a member of the medical profession to limit or discontinue the use of alcohol or drugs; or sought or received counseling or medical treatment because of your alcohol or drug use? ............................................................................................. Yes No 6. Current Ht. Wt. Have you lost more than 10 lbs. in the last year? ......................... Yes No If Yes, lbs./kgs. Provide details of weight loss. DETAILS TO QUESTIONS 1-6 Question # Include dates, details, diagnosis, types, results of treatment, and physician seen. ICC17 AA 648 N-3 (03/17) Page 4 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Guaranteed/Simplified Principal National Life Insurance Company Des Moines, IA 50306-0431 Issue Individual Life Members of Principal Financial Group® Insurance Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. PART C AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application are representations and not warranties and shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. I understand that the policy(ies) delivered to me may be from a different issuer than what was listed in the application. I understand and agree that my acceptance of the policy(ies) shall be considered an amendment to this application. Each policy has only one issuing company and that issuer is solely responsible for the obligations under that policy. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. Employer Acknowledgement/Certification (If the Employer, or a Trust established on behalf of the Employer, is the owner on this application): I acknowledge and understand the potential significance of Internal Revenue Code (IRC) Section 101(j) and that the policy’s death benefit may be income taxable unless I, as Employer, have satisfied the condition of IRC Section 101(j). I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC Section 101(j), as amended, including: (1) obtaining written consent from each employee that the Employer may insure his/her life and the maximum amount of insurance that may be obtained on his/her life, (2) complying with applicable state insurance interest laws and (3) submitting appropriate annual IRS filings. By signing this application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of this life insurance policy. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named Proposed Insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named Proposed Insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, the Company may not be able to process my application for life insurance coverage. ICC17 AA 648 N-3 (03/17) Page 5 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its representative to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application, unless an earlier date is required by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. As a proposed owner of this contract, I certify under penalty of perjury that: 1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and Exempt Payee code (if any): 3. I am a U.S. Citizen or other U.S. Person (as defined in the instructions to Form W-9), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. FATCA code (if any): You must cross out item 2 above, if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. If any proposed owners are not a U.S. person or entity, submit a valid Form W-8BEN (foreign individual) or W-8BEN-E (foreign entity). If you are claiming treaty benefits, provide the required U.S. or foreign tax identifying number as required in the instructions. Failure to submit a valid Form W-8BEN or W-8BEN-E or to provide a required tax identifying number will result in mandatory withholding of 30% of the taxable portion of the payment. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ICC17 AA 648 N-3 (03/17) Page 6 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Signatures – I acknowledge I have read and understand the above Agreements, Authorizations, and Certification by signing below. Signed at: City State Date Proposed Insured X Printed Name of Proposed Insured Signature of Proposed Insured Applicant/Owner (If other than Proposed Insured) • If Employer owned, an Authorized Officer other than the Proposed Insured must sign, and include Officer’s title. • If Joint ownership, all joint owners must sign. • If Trust owned, all Trustees must sign and include ‘Trustee’ as title. X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) X Printed Name of Applicant/Owner Signature of Applicant/Owner Title (if applicable) Additional Employer Information (Only required if Applicant/Owner is a Trust established on behalf of Employer) Employer Name Employer Taxpayer Identification Number X Printed Name of Authorized Officer Signature of Authorized Officer Title Agent/Broker/Licensed Representative(s) X Printed Name of Agent/Broker/Licensed Representative Signature of Agent/Broker/Licensed Representative ICC17 AA 648 N-3 (03/17) Page 7 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Guaranteed/Simplified Principal National Life Insurance Company Des Moines, IA 50306-0431 Issue Individual Life Members of Principal Financial Group® Insurance Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. PART C AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application are representations and not warranties and shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. I understand that the policy(ies) delivered to me may be from a different issuer than what was listed in the application. I understand and agree that my acceptance of the policy(ies) shall be considered an amendment to this application. Each policy has only one issuing company and that issuer is solely responsible for the obligations under that policy. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. Employer Acknowledgement/Certification (If the Employer, or a Trust established on behalf of the Employer, is the owner on this application): I acknowledge and understand the potential significance of Internal Revenue Code (IRC) Section 101(j) and that the policy’s death benefit may be income taxable unless I, as Employer, have satisfied the condition of IRC Section 101(j). I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC Section 101(j), as amended, including: (1) obtaining written consent from each employee that the Employer may insure his/her life and the maximum amount of insurance that may be obtained on his/her life, (2) complying with applicable state insurance interest laws and (3) submitting appropriate annual IRS filings. By signing this application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of this life insurance policy. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named Proposed Insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named Proposed Insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, the Company may not be able to process my application for life insurance coverage. CLIENT COPY ICC17 AA 648 N-3 (03/17) Page 8 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its representative to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application, unless an earlier date is required by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. As a proposed owner of this contract, I certify under penalty of perjury that: 1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and Exempt Payee code (if any): 3. I am a U.S. Citizen or other U.S. Person (as defined in the instructions to Form W-9), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. FATCA code (if any): You must cross out item 2 above, if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. If any proposed owners are not a U.S. person or entity, submit a valid Form W-8BEN (foreign individual) or W-8BEN-E (foreign entity). If you are claiming treaty benefits, provide the required U.S. or foreign tax identifying number as required in the instructions. Failure to submit a valid Form W-8BEN or W-8BEN-E or to provide a required tax identifying number will result in mandatory withholding of 30% of the taxable portion of the payment. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. CLIENT COPY ICC17 AA 648 N-3 (03/17) Page 9 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.